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DOMESTIC CUSTODY AGREEMENT                                            [INST/FIN]

TO:  THE CHASE MANHATTAN BANK
     Institutional Client Services
     4 New York Plaza, 4th Floor
     New York, New York  10004

Gentlemen:

     We hereby request you to open and to maintain a Custody Account in our name and to hold therein as our custodian, upon the following terms and conditions, all stocks, bonds, rights, warrants and other negotiable and non-negotiable paper issued in certificated or book-entry form and commonly treated or dealt with on securities exchanges or securities markets as shall be received by and acceptable to you for the Custody Account (hereinafter referred to as "securities"). As used herein, the term Custody Account shall include all such Custody Accounts opened pursuant to this Domestic Custody Agreement (the "Agreement").

     As a management investment company under the Investment Company Act of 1940 (the "Act"), we are required to provide for the safekeeping of our securities and similar investments under custody arrangements that meet the requirements of
Section 17f of the Act and rules and regulations thereunder. We are placing and maintaining our domestic securities and investments in your custody for, among other purposes, meeting the custody requirements of the Act and the applicable rules and regulations thereunder.

     Securities held by you for the Custody Account shall be segregated at all times from your proprietary assets.

     1. TRANSACTIONS. Unless you receive contrary written instructions from us, and subject to the provisions of this Agreement, you are authorized:

          (a) to receive all interest and dividends payable on the securities and (except as hereinafter set forth in the section entitled "Miscellaneous") to credit such interest and dividends to the demand deposit cash account of ours with you designated by us to receive all sums collected in respect of transactions to the Custody Account (each such account a "Cash Account");

          (b) to credit all proceeds received from sales and redemptions of securities to the Cash Account;

          (c) to debit the Cash Account for the cost of acquiring securities for the Custody Account;
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          (d)  to present obligations (including coupons) for payment upon maturity, when called for redemption and when income payments are due;

          (e) to exchange securities for other securities where the exchange is purely ministerial as, for example, the exchange of securities in temporary form for securities in definitive form or the mandatory exchange of certificates;

          (f) to sell fractional interests resulting from a stock split or a stock dividend and to credit the Cash Account with the proceeds thereof;

          (g) to execute in our name, whenever you deem it appropriate, such ownership and other certificates as may be required to obtain payments with respect to, or to effect the sale, transfer or other disposition of, securities in the Custody Account and to guarantee as our signature the signature so affixed;

          (h) to receive and hold in the Custody Account securities which have transfer limitations imposed upon them by the Securities Act of 1933, as amended; and

          (i) to convert moneys received with respect to securities of foreign issue into United States dollars whenever it is practical to do so through customary banking channels. In effecting such conversion you may use any method or agency available to you, including the facilities of your own divisions, subsidiaries or affiliates. You shall incur no liability on account of any loss suffered or expense incurred as a result of such conversion, including, without limitation, losses arising from fluctuations in exchange rates affecting any such conversion, provided you act in good faith and without negligence.

     2. INSTRUCTIONS. You are authorized to rely and act upon all further written instructions given or purported to be given by one or more officers, employees or agents of ours (i) authorized by or in accordance with a corporate resolution of ours delivered to you or (ii) described as authorized in a certificate delivered to you by our Secretary or an Assistant Secretary or similar officer of ours (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this paragraph is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other securities or to transfer funds in the Cash Account.) You may also rely and act upon instructions when bearing or purporting to bear the facsimile signature of any of the individuals designated by an Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures in all respects conforms to the facsimile specimen or specimens from time to time furnished to you by any of such Authorized Officers, our Secretary or an Assistant Secretary or similar officer of ours. In addition, you may rely and act upon instructions received by telephone, telex, TWX,

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facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to you which you believe in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which you may specify. You may also rely and act upon instructions transmitted electronically through your TITAN Data Entry System or any similar electronic instruction system acceptable to you. You shall incur no liability to us or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this paragraph. Any instructions delivered to you by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but you shall incur no liability for our failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instructions which you received, the failure of any such written confirmation to be signed or properly signed, or your failure to produce such confirmation at any subsequent time, provided you act in good faith and you have executed such instruction without negligence. You shall incur no liability for refraining from acting upon any instructions which for any reason you, in good faith, are unable to verify to your own satisfaction. With respect to instructions received hereunder to transfer funds from the Cash Account to any other account or party, we agree to implement any callback or other authentication method or procedure or security device required by you at any time or from time to time. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by your safekeeping account administrator with reasonable opportunity to act thereon. Your authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which we may give you regarding our accounts with you.

     We agree that, if you require test arrangements, authentication methods or procedures or other security devices to be used with respect to instructions which we may give hereunder, thereafter instructions given by us shall be given and processed in accordance with terms and conditions for the use of such arrangements, methods or procedures or devices as you may put into effect and modify from time to time. We shall safeguard any testkeys, identification codes or other security devices which you make available to us and agree that we shall be responsible for any loss, liability or damage incurred by you or by us as a result of your acting in accordance with instructions from any unauthorized person using the proper security device. You may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Custody Account or transactions pursuant to this Agreement.

     If you are instructed by us to purchase or sell securities for the Custody Account you may enter purchase and sale orders and confirmations, and perform any other acts incidental or necessary to the performance thereof with brokers or dealers or similar agents selected by you, including any broker or dealer or similar agent affiliated with you, for our account and risk in accordance with accepted industry practices in the relevant market.

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     Except as may be provided otherwise herein, you are authorized to execute our instructions and take other actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to us and, in accordance with such practices, you may retain agents, including subsidiaries or affiliates of yours, to perform certain of such functions.

     In acting upon instructions to deliver securities against payment, you are authorized, in accordance with customary securities processing practices, to deliver such securities to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the securities were so delivered before the close of business on the same day.

     3. REGISTRATION. Unless you receive contrary instructions from us, you are authorized to keep securities in your own vaults or in book entry form registered in your name or in the name of your nominee or nominees or, where securities are eligible for deposit in a Depository (hereinafter defined), such as The Depository Trust Company, the Federal Reserve Bank of New York or Participants Trust Company, you may use any such Depository and permit the registration of registered securities in the name of its nominee or nominees, and we agree to hold you and the nominees harmless from any liability as holders of record, provided that in keeping securities in book entry form and in selecting and engaging in transactions with the Depository you act in conformance with Rule 17f-4 under the Act. We shall accept the return or delivery of securities of the same class and denomination as those deposited with you by us or otherwise received by you for the Custody Account, and you need not retain the particular certificates so deposited or received.

     If any of our securities registered in your name or the name of your nominee or held in a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such securities, you are authorized to allot the called portion to the respective beneficial holders of the securities in any manner deemed to be fair and equitable by you in your sole discretion.

     4. STATEMENTS. You shall notify us of each securities transaction effected for the Custody Account and of income on and redemptions of the securities in the Custody Account, as well as furnish us a listing of such securities, at such times upon which you and we mutually agree. Periodic statements shall be rendered to us as we may reasonably require, but not less frequently than monthly. You shall at all times maintain proper books and records that shall identify the securities as ours. Your books and records relating to the Custody Account shall be available for inspection upon reasonable notice to you during your regular business hours by duly authorized officers, employees, or agents of ours, or by legally authorized regulatory officials who are then in the process of reviewing our financial affairs upon proof to you of such official status.

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     Unless we shall send to you a written exception or objection to any statement of account within 60 days of our receipt of such statement from you, we shall be deemed to have approved such statement. In such event, or where we have otherwise approved such statement, you shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where we and all persons having or claiming an interest in the Custody Account or Cash Account were parties.

     5. CORPORATE ACTIONS. You shall send us such proxies (signed in blank, if issued in your name or the name of your nominee or a nominee of a Depository) and communications with respect to securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by you for forwarding to customers. In addition, you shall follow coupon payments, redemptions, exchanges or similar matters with respect to securities in the Custody Account and advise us of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which you receive notice at your central corporate actions department from the issuer or from the Depository in which such securities are held or notice published in publications and reported in reporting services routinely used by you for this purpose.

     6. CUSTODIAN RESPONSIBILITY. Except as provided in the next following paragraph, you shall be obligated to indemnify us for any loss of securities credited to the Custody Account resulting from (i) the negligence or willful misconduct of you or your officers, employees or agents retained by you to hold such securities or (ii) the burglary, robbery, hold-up, theft or mysterious disappearance, including loss by damage or destruction. In the event of a loss of securities in the Custody Account for which you are required to indemnify us pursuant to the immediately preceding sentence, at your option, you shall promptly replace such securities (by among other means posting appropriate security or bond with the issuer(s) of such securities and obtaining their reissue) or the value thereof (determined based upon the market value of the securities which are the subject of such loss as of the date you notify us of the discovery of such loss) and the value of any loss of rights or privileges resulting from the loss of such securities. The foregoing indemnity shall be your exclusive liability to us for your loss of securities from the Custody Account. In respect of all your other duties and obligations pursuant to the terms of this Agreement, you shall be liable to us only to the extent of our general damages suffered or incurred as a result of any act or omission of you or your officers, employees or agents which constitutes negligence or willful misconduct. General damages shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of ours or of any transaction, whether or not you have been advised of any such special conditions or circumstances and regardless of the form of action any such damage may be claimed

     You shall not be liable for the acts or omissions of (or the bankruptcy or insolvency of) any Depository. If, however, as a result of any act or omission of, or the bankruptcy or insolvency of, any Depository we suffer any loss or liability, you will take such steps with

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respect thereto in order to effect a recovery as you shall reasonably deem appropriate under the circumstances (including the bringing and settling of legal proceedings), provided that unless you shall be liable as set forth in the immediately preceding paragraph of this Agreement, for such loss or liability by virtue of the negligence or misconduct of you or your officers, employees or agents, the amount of any cost or expense in effecting, or attempting to effect, such recovery shall be for our account, and you shall have the right to charge such cost or expense to the Cash Account. We further agree to be bound by the Depository rules and procedures applicable to you as a participant in respect of any securities held by you in your account with such Depository. "Depository" shall mean a federal reserve bank and any "clearing corporation" as defined under Article 8 of the New York Uniform Commercial Code, as amended from time to time, and qualified under Section 17f-4 of the Act

     All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by you as our agent, at our risk with respect to our actions or omissions and those of persons other than you, including, without limitation, the risk associated with the securities processing practice of delivering securities against a receipt and the risk that the counterparty in any transaction into which we enter will not transfer funds or securities or otherwise perform in accordance with our expectation of its obligations thereunder (including, without limitation, where, as a result of such nonperformance, a Depository reverses, or requires repayment of, any credit given in connection with the transfer of securities).

     In no event shall you be responsible or liable for any loss due to forces beyond your control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, closure or disruption of any market, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the error in transmission of information caused by any machines or systems or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that you are unable substantially to perform for any of the reasons described in the immediately preceding sentence, you shall so notify us as soon as reasonably practicable.

     You shall be responsible for only those duties expressly stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and accepted by you and, without limiting the foregoing, you shall have no duty or responsibility:

          (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, securities relating to the Custody Account, or to maintain any insurance on securities in the Custody Account for our benefit;

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          (b)  with regard to any security in the Custody Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default (unless you shall have received notice of such default at your corporate actions department);

          (c) except as otherwise specifically provided in this section under the heading "Custodian Responsibility", for any act or omission, or for the solvency or insolvency, or notice to us of the solvency or insolvency, of any broker or agent which is selected by you with reasonable care or by us or any other person to effect any transaction for the Custody Account or to perform any service under this Agreement;

          (d) to evaluate, or report to us regarding, the financial condition of any person, firm or corporation to which you deliver securities or funds pursuant to this Agreement;

          (e) for any loss occasioned by delay in the actual receipt of notice by you of any payment, redemption or other transaction in respect to which you are authorized to take some action pursuant to this Agreement; or

          (f) for any errors or omissions made by any recognized securities pricing service used by you to value securities credited to the Custody Account as part of any service subscribed to by us from you.

     7. SETTLEMENTS. We agree with you that all credits of securities and proceeds by you to the Custody Account and the Cash Account, respectively, on the settlement or payable date shall be provisional when made and you shall be entitled to reverse any such credits subject to actual receipt or collection of immediately available funds.

     We shall have sufficient immediately available funds each day in the Cash Account to pay for the settlement of all securities delivered against payment to you and credited to the Custody Account. Should we fail to have sufficient immediately available funds in the Cash Account to settle these deliveries of securities pursuant to the preceding sentence (a "Deficit"), you, in your sole discretion, may elect (i) to reject the settlement of any or all of the securities delivered to you that day to the Custody Account, (ii) to settle the deliveries on our behalf and debit the Cash Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by you for our failure to have sufficient immediately available funds in the Cash Account by the applicable settlement deadline for you, or
(iii) to reverse the posting of the securities credited to the Custody Account.

     You shall have the right to reverse any erroneous or provisional credit entries to the Cash Account retroactively to the date upon which the correct entry, or no entry, should have been made.

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     The foregoing rights are in addition to and not in limitation of any other rights or remedies available to you under this Agreement or otherwise. Any advances made by you to us in connection with the purchase, sale, redemption, transfer or other designation of securities or in connection with disbursements of funds to any party, which create or result in an overdraft in the Cash Account shall be deemed a loan by you to us, payable on demand, and bear interest on the amount of the loan each day that the loan remains unpaid at your prime rate in effect as announced by you from time to time, plus the cost to you of any required reserves. We shall also bear the cost of any Federal Reserve Bank daylight overdraft charge incurred by you and allocated to transactions effected for the Custody Account or the Cash Account.

     No prior action or course of dealing on your part with respect to the settlement of securities transactions on our behalf shall be used by or give rise to any claim or action by us against you for your refusal to pay or settle for a securities transaction we have not timely funded as required herein.

     8. RESPONSIBLE AS PRINCIPAL. We agree that we shall be responsible to you as a principal for all of our obligations to you arising under or in connection with this Agreement, notwithstanding that we may be acting on behalf of other persons, and we warrant our authority to deposit in the Custody Account and Cash Account, respectively, any securities and funds which you or your agents receive therefor and to give instructions relative thereto. We further agree that you shall not be subject to, nor shall your rights and obligations with respect to this Agreement and the Custody Account or the Cash Account be affected by, any agreement between us and any such person.

     9. CREDITING AND DEBITING PROCEDURES. With respect to all transactions for the Custody Account and the Cash Account, including, without limitation, dividend and interest payments and sales and redemptions of securities, availability of funds credited to the Custody Account and Cash Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Furthermore, with respect to all purchases and sales of securities for the Custody Account, the proceeds from the sale of securities shall be credited to the Cash Account on the date proceeds are received by you and the cost of securities purchased shall be debited to the Cash Account on the date securities are received by you, unless we request your contractual settlement service for the Custody Account in which case the following provisions shall apply with respect to the delivery and receipt of securities for the Custody Account for those securities and transactions as to which you customarily offer this service.

          (a) When we instruct you to deliver or receive securities, on the contractual settlement date you shall credit the Cash Account with the expected proceeds of the transaction and debit the Custody Account for the securities which we have instructed you to deliver, in the case of deliveries, and debit the Cash Account for the cost of the securities which we have instructed you to receive and credit the Custody Account with

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     such securities, in the case of receives. These credits and debits are provisional accounting entries which you shall reverse on our instructions and which you may reverse, even in the absence of instructions from us, if the transaction with respect to which they were made fails to settle within a reasonable period, determined by you in your discretion, after the contractual settlement date, except that if you deliver securities which are returned by the recipient thereof, you may reverse such credits and debits at any time. You have no obligation to use this crediting and debiting procedure with respect to a delivery of securities if we do not have actually in our account sufficient securities to make the delivery.

          (b) As with other transactions processed by you, your responsibility with respect to transactions for which you use this crediting and debiting procedure shall be governed by the provisions of this Custody Agreement, including the section headed "Custodian Responsibility". We agree that your using this procedure is not an assurance by you that the transaction will actually settle on the contractual settlement date and does not impose any additional responsibility on you with respect to the transaction. Without limiting your right to reverse credits and debits described above, the account statements which you furnish to us shall reflect transactions as to which you use this procedure as if they had actually settled on the contractual settlement date, unless prior to the date to which the statement relates, you have reversed such credits and debits.

          (c) We agree that you may terminate this contractual settlement service to us at any time and for any reason.

          With respect to securities or transactions as to which you do not customarily offer this service, you shall (i) in the case of deliveries of securities, credit the proceeds of the transaction to the Cash Account on the date they are received by you and debit the securities from the Custody Account on the date they are delivered by you, and (ii) in the case of securities received, debit the Cash Account for the cost of such securities and credit the Custody Account with such securities on the date the securities are received by you.

     10. SWEEP OF CASH BALANCES. Unless you receive contrary instructions from us, you are directed automatically to arrange for the investment of cash in the Cash Account in mutual funds (including, without limitation, the VISTA Money Market Funds and any other mutual fund with respect to which you or an affiliate or subsidiary of yours serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian and regardless of whether or not you or an affiliate or subsidiary of yours receives any fees for services rendered to any such mutual fund in addition to the fees received by you pursuant to this Agreement, all of which such fees you are specifically authorized to retain) or money market accounts (including, without limitation, accounts of yours or an affiliate or subsidiary of yours) which you make available for such purposes and which we shall select through instructions to you. Further, in this regard, you are directed automatically to arrange for the redemption of such mutual fund shares

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or for the withdrawal of amounts from such money market accounts as may be necessary to avoid any potential overdraft hereunder that you perceive based upon the information available to you at the time of such redemption or withdrawal. We agree that we shall read the prospectus for any mutual fund prior to investing and acknowledge that investments in mutual fund shares are not insured by the Federal Deposit Insurance Corporation and are not obligations of or guaranteed by you.

     11. TAXES. Unless we have already done so, we shall deliver promptly to you with respect to each Custody Account established under this Agreement, two duly completed and executed copies of the proper United States Internal Revenue Service forms: (i) Form W-9, if we are a U.S. citizen or resident person; and
(ii) Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), if we are a nonresident person, certifying our status as a nonresident person, and that we are entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. We agree to provide duly executed and completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by us to you. We further agree to pay, indemnify, and hold you harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, you (i) to pay, withhold or report any Federal, state or foreign taxes imposed on, or in respect of, the property held in the Custody Account(s), or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by you to pay, withhold or report tax or income is a result of (x) our failure to comply with the terms of this sub-paragraph, or (y) your own acts or omissions; provided, however, we shall not be liable to you for any penalty or additions to tax due as a result of your failure to pay or withhold tax or to report to us interest, dividend or other income paid or credited to the Cash Account solely as a result of your negligent acts or omissions.

     12. OTHER ACCOUNTS. From time to time we may instruct you to open and maintain more than one Custody Account for us. Unless we and you otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

     13. FEES, INDEMNIFICATION. We agree to pay you compensation for your services pursuant to this Agreement at the fees of which you shall notify us from time to time. We also agree to hold you and your officers, employees and agents harmless from, and to indemnify and reimburse you and them for, all claims, liabilities, losses, damages and expenses (including out-of-pocket and incidental expenses and legal fees) incurred by you or them in connection with or relating to the Custody Account or your acting under this Agreement, provided that you or they, as the case may be, have not acted with negligence or willful misconduct with respect to the events resulting in such claims, liabilities, losses, damages or expenses.

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     14.  LIEN.  We hereby pledge, assign and grant to you a continuing security interest in, and a lien on the securities in the Custody Account and any securities in your possession or under your control for credit to the Custody Account, and you shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code, as amended, as security for any and all obligations, matured or not matured, direct or indirect, absolute or contingent, now due or hereafter to become due of us to you pursuant to this Agreement; provided, however, if the Custody Account in which such securities are credited is clearly designated on your records as an account in which our interest is that of an agent or fiduciary for others, your security interest in a particular security in such account will terminate at the time we pay to you the settlement amount for such security in immediately available funds.

     15. SET-OFF. You may, without notice to us, setoff any sums held for us or standing to the credit of any of our cash accounts with you in or towards the satisfaction of any obligation of us to you under this Agreement, whether or not any such sums or credits or obligations are matured or unmatured, direct or indirect, absolute or contingent, and may do so notwithstanding that the accounts may be maintained at different branches of yours and may not be expressed in the same currency.

     16. TERMINATION. Either party may terminate this Agreement at any time upon ninety days written notice. Our obligations pursuant to the paragraphs under the headings "Registration", "Settlements" and "Fees, Indemnification" shall survive the termination of this Agreement.

     17. NOTICES. Notices with respect to termination, specification of Authorized Officers and terms and conditions for instructions required hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, by courier service or by mail, postage prepaid, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

          To us at:      Morgan Stanley Universal Funds, Inc.
                         1221 Avenue of the Americas
                         5th floor
                         New York, New York 10020
                         Attention: Secretary

          To you, to the attention of the individual designated by you as the safekeeping account administrator for our account, at:

                         The Chase Manhattan Bank
                         Institutional Client Services
                         4 New York Plaza, 4th Floor
                         New York, New York 10004

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     18.  GOVERNING LAW, SUCCESSORS AND ASSIGNS, HEADINGS.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on our and your respective successors and assigns. We and you hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. We and you hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive our rights to any jury trial. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

     19. PRIOR PROPOSALS. This Agreement (including any Riders relating to additional services in respect of the Custody Account we may request of you) shall contain the complete agreement of the parties hereto with respect to the Custody Account (except as may be expressly provided to the contrary herein) and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both of the parties hereto. This Agreement shall become effective upon execution hereof by us and acceptance by you.

     20. SEPARABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     21. RESERVATION OF RIGHT. You shall have the right not to accept for deposit to the Custody Account any securities which are in a form or condition which you, in your sole discretion, determine not to be suitable for the services you provide under this Agreement.

     22. ADDITIONAL DUTIES. If we shall ask you to perform duties or responsibilities not specifically set forth in this Agreement and you choose to perform such additional duties or responsibilities, you shall be held to the same standard of care and you shall be entitled to all the protective provisions (including but not limited to limitation of liability and indemnification) set forth herein.

     23. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.

     24. MISCELLANEOUS. We understand that we may request to have a Custody Account established under this Agreement which is not linked to a Cash Account. We understand further that with respect to any such Custody Account so established any funds received by you in respect of transactions for such Custody Account will be credited to the Custody Account and, further, funds credited to the Custody Account must be transferred by us by means of instruction (a "payment order") to one of your account administrators assigned by you for the Custody Account, which you will identify to us. We agree that payment orders and communications seeking to cancel or amend payment orders which are issued by telephone, telecopier or in writing shall be subject to a mutually agreed security procedure and you may execute or pay payment orders issued in our name when verified by you in accordance with such procedure.

     In executing or paying a payment order you may rely upon the identifying number (e.g. Fedwire routing number or account) or any party as instructed in the payment order. We assume full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to you in our name.

     With respect to any Custody Account established under this Agreement which is not linked to a Cash Account, all references to Cash Account shall be read to mean Custody Account.

                         MORGAN STANLEY UNIVERSAL FUNDS, INC.

                         By:_____________________________________

                         Title:__________________________________

                         Date:___________________________________

Accepted by:

THE CHASE MANHATTAN BANK

By:_____________________

Title:__________________

Date:___________________

                             GLOBAL CUSTODY RIDER

                                      TO

                          DOMESTIC CUSTODY AGREEMENT

                                      FOR

                                 MUTUAL FUNDS

     We hereby request you, The Chase Manhattan Bank, to provide to us, Global Custody Services subject to the terms of our Domestic Custody Agreement with you, and the terms herein. If there is any conflict between the terms in our Domestic Custody Agreement and the terms in this Rider with regard to your providing Global Custody Services to us, the terms of this Rider shall govern. The terms of this Rider shall be effective as of the date you commence to provide Global Custody Services to us.

1.   Maintenance of Securities and Cash Outside the United States.

     Unless our instructions specifically require another location acceptable to you:

     (a) securities shall be held in the country or other jurisdiction in which the principal trading market for such securities are located, where such securities are to be presented for payment or where such securities are acquired; and

     (b) cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent you can comply with our instructions to you, you are authorized to maintain cash balances on deposit for us with you or one of your "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts or in non-interest bearing accounts as we may direct, if acceptable to you. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

     If we wish to have any of the securities held in the custody of an institution other than the established Subcustodians as defined in Section 2 hereof (or their securities depositories), such arrangement must be authorized by a written agreement, signed by you and us.

2.   Subcustodians and Depositories.

     You may act under this Rider through the subcustodians listed in Schedule A hereto with which you have entered into subcustodial agreements
("Subcustodians"). We authorize you to hold securities recorded to the Custody Account in accounts which you have established with one or more of your branches or Subcustodians. You and Subcustodians are authorized to hold any of the securities in your accounts with any Depository in which you or they participate.

     You may add new, replace or remove Subcustodians. We shall be given reasonable notice by you of any amendment to Schedule A. Upon our request, you shall identify the name, address and principal place of business of any Subcustodian of our securities and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

     With respect to securities maintained outside the United States the terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

     (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the 1940 Act;

     (b)  "eligible foreign custodian" shall mean (i) a banking institution or
          trust company,     incorporated or organized under the laws of a
          country other than the United States, that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, and (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by you; and

     (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

     We represent that our Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between you and each Subcustodian, which are attached to Schedule A, and further represent that our Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. You shall supply us with any amendment to Schedule A for approval. We have supplied or shall supply you with certified copies of our Board of Directors resolution(s) with respect to the foregoing prior to placing securities with any Subcustodian so approved.

3.   Use of Subcustodian.

     (a)  You shall identify the securities on your books as belonging to us.

     (b) A Subcustodian shall hold our securities together with securities belonging to other of your customers in accounts identified on such Subcustodian's books as for the exclusive benefit of your customers.

     (c) Any securities in the accounts held by a Subcustodian shall be subject only to the instruction of you or your agent. Any securities held in a Depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

     (d) Any agreement you enter into with a Subcustodian for holding your customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where securities are deposited by a Subcustodian with a securities depository, you shall cause the Subcustodian to identify on its books as belonging to you, as agent, the securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by us with any particular Subcustodian.

4.   Global Securities Account Transactions.

     (a) Securities shall be transferred, exchanged or delivered by you or Subcustodian upon receipt by you of instructions which include all information required by you. Settlement and payment for securities received for, and delivery of securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of securities out of the Custody Account may be made in any manner specifically required by our instructions acceptable to you.

     All collections of funds or other property paid or distributed in respect of securities in the Custody Account shall be made at our risk. You shall have no liability for any loss occasioned by delay in the actual receipt of notice by you or by Subcustodians of any payment, redemption or other transaction regarding securities in the Custody Account in respect of which you have agreed to take any action under the Agreement.

5.   Corporate Actions; Proxies; Tax Reclaims.

     (a)  Corporate Actions. Whenever you receive information concerning the
          -----------------
securities which requires discretionary action by the beneficial owner of the securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), you shall give us notice of such Corporate Actions to the extent that your central corporate actions department has actual knowledge of a Corporate Action in time to notify your customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, you shall endeavor to obtain instructions from us or an Authorized Officer, but if instructions are not received in time for you to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, you are authorized to sell such rights entitlement or fractional interest and to credit the Cash Account with the proceeds or take any other action you deem, in good faith, to be appropriate in which case you shall be held harmless for any such action.

     (b)  Proxy Voting. You shall provide proxy voting services, if elected by
          ------------
us, in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates); provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

     (c)  Tax Reclaims.
          ------------

     (i) Subject to the provisions hereof, you shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for our benefit which you believe may be available to us.

     (ii) The provision of tax reclaim services by you is conditional upon your receiving from us or to the extent beneficially owned by others, the beneficial owner, of securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma
                                                                   --- -----
           copies of which are available from you). We acknowledge that, if you do not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. We shall provide to you such documentation and information as you may require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. We undertake to notify you immediately if any such information requires updating or amendment.

     (iii) You shall not be liable to us or any third party (other than a third party acting on your behalf) for any taxes, fines or penalties payable by you or us, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by us or any third party acting on our behalf, or as a result of the provision to you or any third party of inaccurate or misleading information or the withholding of material information by us or any other third party acting on our behalf, or as a result of any delay of any revenue authority or any other matter beyond your control.

     (iv) We confirm that you are authorised to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

     (v) You shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to us from time to time and you may, by notification in writing, at your absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, you shall have no responsibility with regard to our tax position or status in any jurisdiction.

     (vi) We confirm that you are authorised to disclose any information requested by any revenue authority or any governmental body in relation to us or the securities and/or cash held for us.

     (vii) Tax reclaim services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates);

     provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

6.   Nominees.

     Securities which are ordinarily held in registered form may be registered in a nominee name of yours, Subcustodian or Depository, as the case may be. You may without notice to us cause any such securities to cease to be registered in the name of any such nominee and to be registered in our name. We agree to hold you, Subcustodian, Depository and your and their respective nominees harmless from any liability arising directly or indirectly from your or their status as a mere record holder of securities in the Custody Account.

7.   Standard of Care.

     (a) Delete the second paragraph under "Custodian Responsibility" and insert, in lieu thereof, the following

     You shall be liable to us for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of securities to the same extent that you would be liable to us if you were holding such securities in New York. In the event of any loss to us by reason of the failure of a Subcustodian to utilize reasonable care, you shall be liable to us only to the extent of our general damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances, whether or not you or your Subcustodian have been advised of any such special conditions or circumstances and regardless of the form of action any such damage may be claimed. You shall not be responsible for the insolvency of any Subcustodian which is not a branch or your Affiliate.

     (b) Add the following at the end of the "Custodian Responsibility" section:

     (i) You shall be entitled to rely, and may act, upon the advice of reputable counsel (who may be counsel for us) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     (ii) Without limiting anything else contained in this Section, you shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding securities in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of securities.

     (iii) Consistent with and without limiting the remainder hereof, it is specifically acknowledged that you shall have no duty or responsibility to: (i) question Instructions; (ii) supervise or make recommendations with respect to investments or the retention of securities; (iii) advise us or an Authorized Person regarding any default in the payment of principal or income of any security (except where such notice has been received by your corporate actions department); (iv) review or reconcile trade confirmations received from brokers. We shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by you.

     (iv) We authorize you to act hereunder notwithstanding that you or any of your divisions or Affiliates may have a material interest in a transaction, or circumstances are such that you may have a potential conflict of duty or interest including the fact that you or any of your Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of securities, act as a lender to the issuer of securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of securities, or earn profits from any of the activities listed herein, provided you perform you duties in this Agreement in good faith and without negligence.

     (v) You hereby warrant to us that in your opinion, after due inquiry, the established procedures to be followed by each of your branches, each branch of a qualified U.S. Bank, each eligible foreign custodian and each eligible foreign securities depository holding our securities pursuant hereto afford protection for such securities at least equal to that afforded by your established procedures with respect to similar securities held by you and your securities depositories in New York.

8.   Fees and Expenses.

     We agree to pay you for Global Custody Services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with your reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

9.   Purposes for Instructions.

     Cash Account and Custody Account transactions made pursuant hereto may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and we shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to us by law or as may be set forth in our prospectus.

     (a) In connection with the purchase or sale of securities at prices as confirmed by Instructions;

     (b) When securities are called, redeemed or retired, or otherwise become payable;

     (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

     (d) Upon conversion of securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

     (g) In connection with any borrowings by us requiring a pledge of securities, but only against receipt of amounts borrowed;

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to us;

     (i) For the purpose of redeeming shares of our capital stock and the delivery to, or the crediting to the account of, yours, your Subcustodian or our transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of ours against delivery to you, your Subcustodian or our transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among you, us and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by us;

     (l) For release of securities to designated brokers under covered call options, provided, however, that such securities shall be released only upon payment to you of monies for the premium due and a receipt for the securities which are to be held in escrow. Upon exercise of the option, or at expiration, you shall receive from brokers the securities previously deposited. You shall act strictly in accordance with Instructions in the delivery of securities to be held in escrow and shall have no responsibility or liability for any such securities which are not returned promptly when due other than to make proper request for such return;

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from securities or related transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of ours which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing us; and

     (o)  Upon the termination hereof as set forth in Section 16.

10.  Miscellaneous.

     (a)  Foreign Exchange Transactions.  To facilitate the administration of
          -----------------------------
our trading and investment activity, you are authorized to enter into spot or forward foreign exchange contracts with us or an Authorized Officer for us and may also provide foreign exchange through your subsidiaries, Affiliates or Subcustodians. Instructions including standing instructions, may be issued with respect to such contracts but you may establish rules or limitations concerning any foreign exchange facility made available. In all cases where you and your subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to the Custody Account, the terms and conditions of the then current foreign exchange contract used by you or your subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, the Agreement shall apply to such transaction.

     (b)  Certification of Residency, etc.  We certify that we are a resident of
          --------------------------------
the United States and agrees to notify you of any changes in residency. You may rely upon this certification or the certification of such other facts as may be required to administer your obligations under this Rider and the Agreement. We shall indemnify you against all losses, liability, damages, claims or demands arising directly or indirectly from any such certifications.

     (c)  Access to Records. You shall allow our independent public accountant
          -----------------
reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to our affairs. Subject to restrictions under applicable law, you shall also obtain an undertaking to permit our independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any securities as may be required in connection with the examination of our books and records. Upon our reasonable request, you shall furnish us such reports (or portions thereof) of your system of internal accounting controls applicable to your duties hereunder. You shall endeavor to obtain and furnish us with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding securities.

     (d)  Our Representation.  We represent that the securities being placed in
          ------------------
your custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time.

     (e)  Compliance with Rule 17f-5.  Except to the extent that you have
          --------------------------
specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the Securities and Exchange Commission ("SEC") or the Exemptive Order applicable to accounts of this nature issued to you (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless you have otherwise specifically agreed, we shall be solely responsible to assure that the maintenance of securities hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

                                   MORGAN STANLEY UNIVERSAL FUNDS, INC


                                   By:_____________________________________
                                         Name
                                         Title

                                   Date:___________________________________